EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 2001 relating to the financial statements and financial statement schedule, which appears in The Washington Post Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Washington, DC
October 10, 2001